ACQUISITION AGREEMENT

THIS AGREEMENT is made and entered on September 14, 2021 by and between WB Burgers Asia, Inc., a Nevada Corporation ("WBBA"), and White Knight Co., Ltd., a Japan Company ("WK").

WHEREAS, WK desires to exchange the 10,000 shares of common stock it holds in WB Burgers Japan Co., Ltd., a Japan Company (which constitutes 100% of the equity interest of WB Burgers Japan Co., Ltd.) with WBBA, for 500,000,000 shares of newly issued restricted common shares of WBBA. The exchange of common stock is to be effective on September 14, 2021. In conjunction with this agreement, and effective on October 1, 2021, White Knight Co., Ltd. agrees to forgive any outstanding loans owed to White Knight Co., Ltd. by WB Burgers Japan Co., Ltd. as of October 1, 2021.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the above-mentioned exchange of equity, it is hereby agreed as follows:

1.	EXCHANGE OF EQUITY. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby:

WK shall exchange the 10,000 shares of common stock it holds in WB Burgers Japan Co., Ltd., a Japan Company (which constitutes 100% of the equity interest of WB Burgers Japan Co., Ltd.) with WBBA, for 500,000,000 shares of newly issued restricted common shares of WBBA. The exchange of common stock is to be effective on September 14, 2021. In conjunction with this agreement, and effective on October 1, 2021, White Knight Co., Ltd. agrees to forgive any outstanding loans owed to White Knight Co., Ltd. by WB Burgers Japan Co., Ltd. as of October 1, 2021.

2. EFFECTIVE DATE. The effective date of this Agreement shall be September 14, 2021.

3. REPRESENTATIONS AND WARRANTIES OF WBBA. WBBA hereby warrants and represents:

(a) Organization and Standing. WBBA is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada, and has full corporate power and authority to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of Nevada. WBBA has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) Authority. WBBA has full power and authority to enter into this Agreement, to carry out their obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by WBBA, and constitutes a legal, valid, and binding obligation of WBBA, enforceable against WBBA in accordance with its terms.

(c) Restrictions on Stock. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

4. REPRESENTATIONS AND WARRANTIES OF WK. WK hereby warrants and represents:

(a) Organization and Standing. WK is a corporation duly organized, validly existing, and in good standing under the Laws of Tokyo Japan, and has full corporate power and authority to engage in any lawful act or activity for which corporations may be organized under the Laws of Japan. WK has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) Authority. WK has full power and authority to enter into this Agreement, to carry out their obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by WK, and constitutes a legal, valid, and binding obligation of WK enforceable against WK in accordance with its terms.

(c) Restrictions on Stock.

i. WK is not a party to any agreement, written or oral, creating rights in respect to WB Burgers Japan Co., Ltd.’s stock in any third person or relating to the voting of WB Burgers Japan Co., Ltd.'s Stock.

ii. WK is the lawful owner of 100% of the equity interest of WB Burgers Japan Co., Ltd., free and clear of all security interests, liens, encumbrances, equities and other charges.

iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to WB Burgers Japan Co., Ltd.’s stock, nor are there any securities convertible into such stock.

5. REPRESENTATIONS AND WARRANTIES OF WBBA AND WK. WBBA and WK hereby represent and warrant that there has been no act or omission by WBBA or WK which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

6. GENERAL PROVISIONS

(a) Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed, and enforced in accordance with the laws of Nevada. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located within Nevada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed, sealed and delivered in the presence of:

WB Burgers Asia, Inc. (“WBBA”)

/s/ Koichi Ishizuka

By: Koichi Ishizuka, its sole Officer and Director

White Knight Co., Ltd. ("WK")

/s/ Koichi Ishizuka

By: Koichi Ishizuka, its Chief Financial officer